LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

   AMENDMENT I

   LICENSE AGREEMENT

   This Amendment I, effective the 31st day of December, 1998
   ("Effective Date"), is by and between Lernout & Hauspie Speech
   Products N.V. (the "Licensor"), and VASCO Data Security
   International, Inc. (the "Licensee"), and hereby amends the Agreement dated March 25, 1998 between Licensor and Licensee (the "Agreement").

   The parties hereto agree as follows:

   1. Scope of Amendment

   This Amendment I supplements the Agreement to i) add new Development Software, ii) add additional Designated Application, iii) expand the prepayment and the term, iv) modify the payment terms and v) initiate a co-marketing and co-sales effort. In all other respects, the Agreement as amended is ratified and confirmed, and the terms thereof shall remain in effect.

   2.   Existing Development Software, as of the Effective Date

   The Agreement is hereby amended to add new Development Software. Accordingly, new Addenda A-I, attached hereto, shall be added to Addendum A and become part of the Agreement.

   3.   Additional Designated Application

   The Agreement is hereby amended to add additional Designated
   Application. Accordingly, a new Addendum B-I, attached hereto, shall be added to Addendum B and become part of the Agreement.

   4.   Additional prepayment/Extension of Term

   The Agreement is hereby amended to extend the term with an additional five (5) years.

   The Agreement is hereby amended to expand the prepayment.
   Accordingly, Section 1 b) of Addendum C shall be deleted and replaced as follows:

   1.b) LICENSEE hereby commits to a non-refundable pre-payment on royalties in the amount of US $1,700,000 (One Million Seven Hundred Thousand US Dollars).

   5.  Payment Terms

   The Agreement is hereby amended to change the payment terms.
   Accordingly, Section 3 of Addendum C shall be deleted and replaced as follows:

   3.a)  LICENSEE will pay a first non-refundable pre-payment on royalties to the amount of Six Hundred Thousand US Dollars ($600,000
   USD) within Three (3) months after the Effective Date of this
   Agreement. This non-refundable prepayment will be credited against royalty payments as described in this Agreement.
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   LICENSEE will pay a second non-refundable pre-payment on royalties to the amount of One Million One Hundred Thousand US Dollars
   ($1,100,000USD) as follows:

   . $450.000 USD will be payable upon C.E.D of this Amendment I.
   . $650.000 USD will be payable on or before March 20, 1999.
   This non-refundable prepayment will be credited against royalty payments as described in this Agreement, as amended.

   After the minimum committed royalties, the amounts of royalties shall be paid by LICENSEE to LICENSOR in quarterly basis and shall be calculated according to section 1 of this Addendum.

   b) Payment of Non-Refundable Engineering Fee will be defined when applicable.


   6.  Co-marketing and co-sales

   The Agreements is hereby amended to include a co-marketing and co-sales effort for both parties. Accordingly, a new Section 14.11 and
   14.12 shall be added and become part of the Agreement.

   14.11. Parties agree to use commercially reasonable efforts, upon mutually agreed terms and conditions, to market the products of the other party; such co-marketing to be achieved through but without limitation, joint press releases, promotion on trade fairs, sharing of existing distribution resources.

   14.12. In the course of the first quarter of 1999, both parties will work out a co-sales plan, in which they will determine which jointly developed products of one party may be sold by the other party. Pricing and commercial conditions will also be worked out. As a guideline similar royalties are provided in the License
     Agreement, will be paid by one party to the other, unless otherwise defined in common agreement between both parties, depending on market conditions and functionality of these products.

   IN WITNESS WHEREOF, the parties execute this Amendment I by their duly authorized representatives, effective as of the Effective Date of this Amendment I.

                                                LERNOUT & HAUSPIE
   VASCO Data Security International, Inc.      SPEECH PRODUCTS N.V.

   By  /s/ T. Kendall Hunt                 By  /s/ Gaston Bastiens


   Name:___T. Kendall Hunt _________        Name:__Gaston Bastiens___

   Title:__Chairman/CEO                     Title:_President/CEO______


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   Addendum A-1

   Software Functional Specification

   1.1 LICENSEE agrees having received the Development Software, having the following reference:

   All existing L&H products, including the following, but not limited to:

   ASR1500/T, all languages commercially available at the Effective Date, ASR1600/M, all languages commercially available at the Effective Date, ASR 200 and 300, all languages commercially available at the Effective Date, TTS 3000, all languages commercially available at the Effective Date, Speech Coding, but rate 4.8 Kbps.

   Voice Xpress and Voice Xpress Pro, all languages commercially available at the Effective Date.

   1.2 Reference is made to the Documentation as provided for the Development Software.

   1.3 Furthermore, by signing this Agreement, LICENSEE accepts that the Development Software meets the functional specification(s).

   1.4 Functional Specifications: as per existing technical documentation provided by LICENSOR to LICENSEE

   1.5 Other LICENSOR's products, or other language version of existing products, can be added to this agreement, as they become available. This will be done in common agreement between both parties. Notwithstanding the above, LICENSEE shall be entitled to updates of the Development Software delivered hereunder.
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     Addendum B-1

   Designated Application

   1. Following are some of the target applications which, incorporating the run-time software will be developed in common agreement between both parties:

   1) Telephony applications for the banking and remote access sector using the L&H ASR 1500/T, for command and control functions, in combination with the VASCO Verification and authentication, using the VASCO proprietary products, including but not limited to Cryptech and Advanced Authentication Technologies.

   2) PC desktop applications for the banking and remote sector using the L&H ASR 1600/M, for command and control functions, in combination with the VASCO Verification and authentication, using the VASCO proprietary products, including but not limited to Cryptech and Advanced Authentication Technologies.

   3) PC desktop Data security applications based on L&H products for Access to the application (as per existing License Agreement), in combination with the VASCO proprietary products, for authentication.

   4) PC desktop Data security applications and banking and remote access applications using the L&H products for `document authentication and signature'.
         Documents can either be created by keyboard input, or by Voice input-via dictation.

   The exact functionality and specifications of these applications will be defined jointly by product manager of both parties.
   Product managers from both sides will meet at least once per quarter to identify and define these applications, estimating development cost and cycle.
   Additional applications, using one or more of LICENSEE's technologies or products can be added to the above list, in common agreement between both parties.

   2.  LIMITED EXCLUSIVITY

   The following will clarify the limited exclusivity provisions as mentioned in the License Agreement:

   During an initial period of three (3) years, LICENSEE's rights as defined in article 2 of the License Agreements shall be exclusive as to the Speaker Verification software for use in PC and network security applications with authentication and/or signature functions.
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   During an initial period of three (3) years, LICENSEE shall have the exclusive distribution rights of the sdk-version of the Speaker Verification software to customers using the PC and network security applications with authentication and/or signature functions.
   Both parties agree to work out the procedure under which such distribution shall take place. A fee amounting to 30% of the revenues/license fees generated hereunder by LICENSOR, will be paid to LICENSEE.

   This exclusivity shall commence on January 1, 1999, and shall remain for a period of three (3) years, so long as LICENSEE:

   a) does not enter into agreements with other speech software companies
   b) makes timely payments to LICENSOR under this Agreements and other agreements;

   The failure to achieve any of the above cumulative conditions shall immediately revert the exclusivity into a non-exclusivity. This clause shall remain valid during any extension of the exclusivity term and shall not be derogated by anything hereunder mentioned.

   After two (2) years of the initial three (3) year period, LICENSOR and LICENSEE shall both agree on the performance criteria, based on but not limited to market share, which LICENSEE has to meet at the end of the third year.

   At the end of the initial three (3) year period (and each extension thereof), both parties shall evaluate the results and the commercial forecasts with a view to extend the exclusivity with one year periods.

   If both parties agree not to extend the exclusivity after any period hereabove mentioned, both parties agree that the agreement shall continue on an non-exclusive basis for the term of the Agreement.

   LICENSEE acknowledges that the above exclusivity shall not apply to existing customer base of LICENSOR, as well as to chip and board manufacturers.